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                                                                   EXHIBIT 23.15

                        CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration
Statement (Form S-3 No. 333-     ) of Accustaff Incorporated, Career Horizons,
Inc. and other registrants named therin of our report dated February 5, 1996 relating to the financial statements of TSG Professional Services, Inc., which are contained in the Current Report on Form 8-K dated September 16, 1996 of Career Horizons, Inc.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ Dubois & Bernstein, P.C.

Professional Corporation
Manchester, New Hampshire


December 23, 1996